UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the

                        SECURITIES EXCHANGE ACT OF 1934

                Date of earliest event reported: November 30, 2001
                                ----------------
                          Commission File Number 1-8036
                                    ---------
                       WEST PHARMACEUTICAL SERVICES, INC.
                     --------------------------------------
             (Exact name of registrant as specified in its charter)

     Pennsylvania                                     23-1210010
------------------------------------              -------------------
(State or other jurisdiction of                   (I.R.S. Employer
  incorporation or organization)                 Identification Number)



 101 Gordon Drive, PO Box 645, Lionville, PA           19341-0645
 -------------------------------------------        ----------------
(Address of principal executive offices)              (Zip Code)



   Registrant's telephone number, including area code 610-594-2900
                                                     --------------


                                      N/A
                                     ------
         (Former name or former address, if changed since last report)

Item 2.       Acquisition or Disposition of Assets.

On November 30, 2001, West Pharmaceutical Services, Inc. and its wholly-owned subsidiaries West Pharmaceutical Services Lakewood, Inc., Charter Laboratories, Inc., and Paco Laboratories, Inc. completed the sale of all the assets of its contract manufacturing and packaging business located in Lakewood, NJ to DFB Pharmaceuticals, Inc. and its wholly-owned subsidiary DPT Lakewood, Inc. The sale included inventory, property and equipment and certain other assets as well as the assumption of short term liabilities. The selling price for the net assets was approximately $30 million in cash and a note receivable and is subject to a working capital adjustment in accordance with the Asset Purchase Agreement. The proceeds from the sale will be used to pay down the Company's debt.

The foregoing description of the transaction is qualified in its entirety by reference to the Asset Purchase Agreement, as amended, which is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(b) Unaudited Pro Forma Financial Information

The following unaudited pro forma financial information should be read in conjunction with the consolidated financial statements and related footnotes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000, and Quarterly Report on Form 10-Q for the quarter ended September 30, 2001. The following pro forma information is presented for illustrative purposes and is not necessarily indicative of future operating results or financial position.

The unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2001 gives effect to the sale of the contract manufacturing and packaging business as if the transaction had occurred on September 30, 2001. The pro forma condensed consolidated statements of operations for the year ended December 31, 2000 and the nine months ended September 30, 2001 give effect to the foregoing as if the transaction had occurred on January 1, 2000.

The pro forma adjustments for the purposes of the unaudited Pro Forma Consolidated Statements of Income presentation give effect to the transaction as though it had occurred at the beginning of the earliest period for which the information is presented. The pro forma adjustments have only been included to the extent they are factually supportable, directly related to the transaction and are expected to have a continuing impact on the Company's Consolidated Statements of Income. The pro forma adjustments are based upon currently available information and contain certain assumptions that management believes are reasonable under the circumstances.

The pro forma adjustments on the unaudited Pro Forma Consolidated Statements of Income do not include the estimated loss of $26.1 million (net of an estimated income tax benefit of $4.9 million) from the disposition as this is a non-recurring item.

West Pharmaceutical Services, Inc.
Pro Forma Consolidated Balance Sheet (UNAUDITED)
As of September 30, 2001
(in thousands)


                                                            Pro Forma
                                           Historical       adjustments     Pro Forma
ASSETS                                     ----------       -----------     ---------
Current assets:
   Cash, including equivalents............     41,600         28,000 (2)     45,800
                                                             (23,800)(3)
   Accounts receivable....................     75,000         (9,600)(1)     65,400
   Inventories............................     42,400         (7,000)(1)     35,400
   Income tax refundable..................      4,500              -          4,500
   Current deferred income tax benefits...      8,800              -          8,800
   Other current assets...................     10,900         (1,100)(1)      9,800
                                             --------       --------        -------
Total current assets......................    183,200        (13,500)       169,700
                                             --------       --------        -------
Net property, plant and equipment.........    241,400        (31,800)(1)    209,600

Investments in affiliated companies.......     20,200              -         20,200
Goodwill..................................     50,000        (17,000)(4)     33,000
Prepaid pension asset.....................     46,500              -         46,500
Deferred charges and other assets.........     17,700              -         17,700
Note receivable...........................         -           1,800 (2)      1,800
Other assets..............................     17,500           (200)(1)     17,300
                                             --------        -------        -------
Total assets..............................    576,500        (60,700)       515,800
                                             ========       ========       ========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
   Current portion of long-term debt......        500              -            500
   Notes payable..........................     24,000              -         24,000
   Accounts payable.......................     24,000         (3,700)(1)     20,300
   Accrued expenses:
     Salaries, wages, benefits............     16,400           (100)(1)     16,300
     Income taxes payable.................      5,900         (4,900)(5)      1,000
     Restructuring costs..................      3,900              -          3,900
     Deferred income taxes................      1,900              -          1,900
     Other................................     24,100         (4,100)(1)     22,000
                                                               2,000 (5)
                                             --------        -------        -------
Total current liabilities.................    100,700        (10,800)        89,900
                                             --------        -------        -------
Long-term debt, excluding current portion     195,400        (23,800)(3)    171,600

Deferred income taxes.....................     51,000              -         51,000
Other long-term liabilities...............     24,300              -         24,300
Minority interests........................      1,000              -          1,000
Shareholders' equity......................    204,100        (26,100)(5)    178,000
                                             --------        -------       --------
Total Liabilities and Shareholders' Equity    576,500        (60,700)       515,800
                                             ========        ========      ========

(1) The disposition of Lakewood net assets.
(2) Purchase price of sale of $29.8 million. Includes cash proceeds and a note receivable.
(3) Cash proceeds from the sale used to reduce the Company's long term debt. Of the $28 million in cash received, approximately $4.2 million is being held in trust for the repayment of long term debt due January 2002.
(4) Write-off of goodwill related to the facility sold.
(5) The recognition of the estimated loss on sale, net of tax benefit and accrued transaction fees.

West Pharmaceutical Services, Inc.
Pro Forma Consolidated Statement of Income (UNAUDITED)
Nine Months Ended September 30, 2001
(in thousands)

                                                  Pro Forma
                                  Historical     adjustments  (1)   Pro Forma

Net sales.........................   346,300        50,100           296,200
Cost of goods and services sold...   256,000        45,500           210,500
                                     -------       -------           -------
  Gross Profit....................    90,300         4,600            85,700

Selling, general and
   administrative expenses........    57,700         3,200            54,500
Restructuring charge..............     2,800             -             2,800
Other (income)expense, net........      (900)         (100)             (800)
                                     -------       -------           -------
  Operating Profit................    30,700         1,500            29,200
Interest Expense..................    10,400         1,300(2)          9,100
                                     -------       -------           -------
  Income before income taxes
   and minority interests.........    20,300           200            20,100
Provision for income taxes........     6,300           300             6,000
Minority interests................       100             -               100
                                     -------       --------          -------
  Income from consolidated
    operations....................    13,900          (100)           14,000
Equity in net income of
  affiliated companies............       500             -               500
                                     -------       --------          -------
Net income (loss) from
    continuing operations.........    14,400          (100)           14,500
                                     =======       ========          =======

Net income per share:
Basic.............................     $1.00                           $1.01
Assuming dilution.................     $1.00                           $1.01

Average common shares outstanding     14,333                          14,333
Average shares assuming dilution      14,346                          14,346

(1) Pro Forma adjustments represent the elimination of Lakewood operations from the historical consolidated results of West Pharmaceutical Services, Inc.
(2) Pro Forma adjustment to reduce interest expense reflects the effect on consolidated interest expense caused by the use of the cash proceeds from the sale to reduce outstanding debt.

West Pharmaceutical Services, Inc.
Pro Forma Consolidated Statement of Income (UNAUDITED)
Year Ended December 31, 2000
(in thousands)

                                                   Pro Forma
                                  Historical      adjustments (1)  Pro Forma

Net sales.......................     430,100         51,400          378,700
Cost of goods and services sold.     326,700         57,200          269,500
                                     -------        -------          -------
  Gross Profit..................     103,400         (5,800)         109,200

Selling, general and
  administrative expenses.......      67,700          4,800           62,900
Restructuring charge............      20,800          5,800           15,000
Other (income) expense, net.....        (300)          (600)             300
                                     -------        -------          -------
  Operating Profit..............      15,200        (15,800)          31,000
Interest Expense................      13,100          1,500 (2)       11,600
                                     -------        -------          -------
  Income before income taxes
    and minority interests......       2,100        (17,300)          19,400
Provision for income taxes......       1,500         (5,200)           6,700
Minority interests..............         200              -              200
                                     -------        -------          -------
  Income from consolidated
    operations..................         400        (12,100)          12,500

Equity in net income of
  affiliated companies..........       1,200              -            1,200
                                     -------        --------         -------
Net income (loss) from
  continuing operations.........       1,600        (12,100)          13,700
                                     =======        ========         =======
Net income per share:

Basic ..........................       $0.11                           $0.95
Assuming dilution...............       $0.11                           $0.95

Average common shares outstanding     14,407                          14,407
Average shares assuming dilution      14,409                          14,409

(1) Pro Forma adjustments represent the elimination of Lakewood operations from the historical consolidated results of West Pharmaceutical Services, Inc.

(2) Pro Forma adjustment to reduce interest expense reflects the effect on consolidated interest expense caused by the use of the cash proceeds from the sale to reduce outstanding debt.

(c)    Exhibits:

       Exhibit #    Description

       2.1 Asset Purchase Agreement, dated as of November 15, 2001, by and among DFB Pharmaceuticals, Inc., DPT Lakewood, Inc.,
                    West Pharmaceutical Services, Inc., West Pharmaceutical Services Lakewood, Inc., Charter Laboratories, Inc. and Paco Laboratories, Inc. (incorporated by reference to Exhibit 2.1 of the Company's Form 8-K dated November 20, 2001).

       2.2          Side Letter dated November 30, 2001.

       99.1 West Pharmaceutical Services, Inc. Press Release, dated November 30, 2001

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                      WEST PHARMACEUTICAL SERVICES, INC.



Date:  December 17, 2001              By:
                                         -------------------------------------
                                      Linda R. Altemus
                                      Vice President, Finance and Administration

                                  EXHIBIT INDEX

 2.1 Asset Purchase Agreement, dated as of November 15, 2001, by and among DFB Pharmaceuticals, Inc., DPT Lakewood, Inc., West Pharmaceutical Services, Inc., West Pharmaceutical Services Lakewood, Inc., Charter Laboratories, Inc. and Paco Laboratories, Inc. (incorporated by reference to Exhibit 2.1 of the Company's Form 8-K dated November 20,
          2001)


2.2      Side Letter dated November 30, 2001

99.1     West Pharmaceutical Services, Inc. Press Release, dated
         November 30, 2001